SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant:	☒

Filed by a Party other than the Registrant:	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
AMTRUST FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

A special meeting (the “Special Meeting”) of the stockholders of AmTrust Financial Services, Inc. (“AmTrust” or the “Company”) was convened at 10:00 a.m., local time, on June 4, 2018 to vote on the adoption of the Agreement and Plan of Merger, dated as of March 1, 2018 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Evergreen Parent, L.P. (“Parent”), a Delaware limited partnership, and Evergreen Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Since there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, a proposal was submitted to stockholders to adjourn the Special Meeting before taking a vote on the Merger Agreement. The adjournment proposal is described in more detail in the definitive proxy statement dated May 4, 2018, filed by AmTrust on May 4, 2018.

The final voting results with respect to the adjournment proposal are below.

	For	Against	Abstain
To approve the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement	127,083,212	33,903,490	4,938,424

AmTrust stockholders adopted the adjournment proposal. Accordingly, the Special Meeting was adjourned to 10:00 a.m., local time, on Thursday, June 21, 2018, at the Company’s offices at 59 Maiden Lane, New York, New York, 10038. The Company’s stockholders of record as of the close of business on April 5, 2018 will continue to be entitled to vote at the Special Meeting on June 21, 2018.

In its Current Report on Form 8-K filed on June 7, 2018 and in a press release issued the same day, the Company reported that on June 6, 2018, the Company, Parent and Merger Sub entered into Amendment No. 1 to the Merger Agreement to, among other things, increase the Merger Consideration, as defined in the Merger Agreement, from $13.50 per share in cash, without interest and less any required withholding taxes, to $14.75 per share in cash, without interest and less any required withholding taxes.

Forward Looking Statements

This report contains certain forward-looking statements that are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as “anticipate,” “intend,” “plan,” “believe,” “estimate,” “expect,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include the plans and objectives of management for future operations, including those relating to future growth of our business activities and availability of funds, and estimates of the impact of material weaknesses in our internal control over financial reporting, and are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including as a result of any downgrade in the A.M. Best Financial Strength Rating of the Company’s insurance subsidiaries below “A”, which risk may be heightened due to the fact that such ratings are currently “under review with negative implications” and that the Company has previously disclosed material weaknesses in its internal controls over financial reporting, the inability to obtain the requisite stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, risks that the proposed transaction disrupts current plans and operations, the ability to recognize the benefits of the merger, the amount of the costs, fees, expenses and charges related to the merger, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, changes in tax laws, the effect of the performance of financial markets on our investment portfolio, the amounts, timing and prices of any share repurchases made by us under our share repurchase program, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, our ability to timely and effectively remediate the material weakness in our internal control over financial reporting and implement effective internal control over financial reporting and disclosure controls and procedures in the future, access to public markets to raise debt or equity capital, risks associated with conducting business outside the United States, the impact of Brexit, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd. or National General Holdings Corp., breaches in data security or other disruptions with our technology, any inability to keep pace with technological advances, heightened competition, changes in pricing environments, changes in asset valuations and the results of legal proceedings. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in our filings with the SEC, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The projections and statements in this news release speak only as of the date of this report and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A and may file other documents with the SEC regarding the proposed transaction. This letter is not a substitute for the proxy statement or any other document that the Company may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of the Company or MacKenzie Partners, Inc., the Company’s proxy solicitor.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as amended on Form 10-K/A filed with the SEC on April 23, 2018. A more complete description is available in the proxy statement on Schedule 14A filed with the SEC on May 4, 2018. You may obtain free copies of these documents as described in the preceding paragraph.